CCG Announces The Completion of The Copper Beech Transaction and Disposition of Land Parcels

CHARLOTTE, N.C., Feb. 2, 2015 /PRNewswire/ -- Campus Crest Communities, Inc. (NYSE: CCG) (the "Company"), an owner and manager of high-quality student housing properties, today announced the successful completion of the previously announced Copper Beech transaction and the closing of the disposition of six undeveloped parcels of land held for sale.

Copper Beech Transaction - In the Copper Beech transaction, which was announced on November 3, 2014, the Company is acquiring the remaining interest in 32 properties in the Copper Beech portfolio. Total consideration being paid consists of approximately $60.3 million cash, approximately $140.6 million of debt assumption and the issuance of approximately 12.4 million operating partnership units. All of the consideration was payable at the initial closing on January 30, 2015, other than $1.4 million in cash and approximately 2.0 million OP Units which will be payable at a second closing expected to occur toward the end of February upon receipt of required lender consents for two of the properties.

Land Dispositions - Separately, the Company announced the sale of a portfolio of six undeveloped land parcels to a leading student housing developer for an undisclosed purchase price. The portfolio included parcels located in Alabama, Arizona, California, Florida, Michigan and Washington. The sale was a part of the Company's previously announced strategic initiative to improve liquidity and simplify the balance sheet by selling certain properties previously held for development. The Company disposed of the parcels through a rigorous sale process which resulted in noticeable demand from a wide spectrum of bidders with numerous offers received – including multiple portfolio offers.

"We are pleased to announce the completion of both transactions. Not only do they bring balance sheet strength and clarity, but they are testament to our disciplined approach to capital allocation and our committed execution of the strategic repositioning of Campus Crest," said Richard Kahlbaugh, Executive Chairman and Interim Chief Executive Officer.

"Copper Beech provides diversification and scale while the land sales unlocked value and enhanced liquidity. Both transactions were promised to investors and both were delivered. We thank our investors for their continued support and recognition of the progress being made," said Aaron Halfacre, Chief Investment Officer.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading owner and manager of high-quality student housing properties located close to college campuses in targeted markets. It has ownership interests in 86 student housing properties with over 46,000 beds across North America. Additional information can be found on the Company's website at http://www.campuscrest.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts" or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company's most recent Annual Report on Form 10-K, as updated in the Company's Quarterly Reports on Form 10-Q.

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CONTACT: Investor Relations, (704) 496-2571, Investor.Relations@CampusCrest.com